UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 1, 2020

Commerce Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Missouri	0-2989	43-0889454
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Walnut,
Kansas City,	MO	64106
(Address of principal executive offices)		(Zip Code)

(816) 234-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading symbol(s)	Name of exchange on which registered
$5 Par Value Common Stock	CBSH	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On September 2, 2020, Commerce Bancshares, Inc. (the “Company”) amended its Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), by filing with the Missouri Secretary of State an Amendment of Certificate of Designation of 6.00% Series B Non-Cumulative Perpetual Preferred Stock of Commerce Bancshares, Inc. (the “Amendment”). The Amendment terminates the Certificate of Designation of 6.00% Series B Non-Cumulative Perpetual Preferred Stock of Commerce Bancshares, Inc., which was made a part of the Articles of Incorporation when filed with the Missouri Secretary of State on June 13, 2014. The Amendment is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01 Other Events
On September 1, 2020, the Company completed the previously announced redemption of all 6,000 outstanding shares of its Series B Preferred Stock and the corresponding 6,000,000 depositary shares representing fractional interests in the Series B Preferred Stock (“Series B Depositary Shares”).

The Series B Depositary Shares (Nasdaq: CBSHP, CUSIP: 200525301), each representing a 1/1,000th interest in a share of Series B Preferred Stock, were redeemed simultaneously with the redemption of the Series B Preferred Stock at a redemption price of $25 per depositary share (equivalent to $25,000 per share of preferred stock).

Item 9.01 Financial Statements and Exhibits

Exhibits
3.1 Termination of Certificate of Designation of 6.00% Series B Non-Cumulative Perpetual Preferred Stock of Commerce Bancshares, Inc.
104 The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCE BANCSHARES, INC.
By:	/s/ Paul A. Steiner
Paul A. Steiner
Controller (Chief Accounting Officer)
Date: September 2, 2020